Exhibit 4.4

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

FIRST AMENDMENT, dated as of August 20, 2008 (this “Amendment”), to the Amended and Restated Credit Agreement, dated as of June 29, 2007 (as heretofore amended, supplemented or otherwise modified, the “Credit Agreement”), among CENTERPOINT ENERGY, INC., a Texas corporation (“Borrower”), the banks and other financial institutions from time to time parties thereto (the “Banks”), CITIBANK, N.A., as syndication agent (in such capacity, the “Syndication Agent”), BARCLAYS BANK PLC, BANK OF AMERICA, N.A. and CREDIT SUISSE, CAYMAN ISLANDS BRANCH, as co-documentation agents,  (in such capacities, the “Co-Documentation Agent”), and JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

W I T N E S S E T H :

WHEREAS, the Borrower, the Banks, the Syndication Agent, the Co-Documentation Agents and the Administrative Agent are parties to the Credit Agreement;

WHEREAS, the Borrower has requested that the Banks agree to amend a certain provision contained in the Credit Agreement, and the Banks and the Administrative Agent are agreeable to such request upon the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the premises herein contained and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.           Defined Terms.  Unless otherwise defined herein, capitalized terms used herein which are defined in the Credit Agreement are used herein as therein defined.

2.           Amendments to Section 7.2(a) of the Credit Agreement (Financial Ratios).  Section 7.2(a) of the Credit Agreement is hereby amended by deleting the chart set forth there in its entirety and inserting in lieu thereof the following new chart:

Period	Ratio
Closing Date through December 31, 2007	5.25:1.00
January 1, 2008 through the Maturity Date	5.00:1.00

3.           Conditions to Effectiveness.  This Amendment shall become effective as of the date set forth above upon satisfaction of the following conditions precedent:

(a)           the Administrative Agent shall have received counterparts of this Amendment executed by Borrower and the Majority Banks in accordance with Section 10.1 of the Credit Agreement;

(b)           the Administrative Agent shall have received an amendment fee in an amount equal to 0.05% of the Commitment of each Bank which delivers its signature page to this Amendment on or before 5:00 P.M., New York time, on Wednesday, August 20, 2008; and

(c)           all corporate and other proceedings, and all documents, instruments and other legal matters in connection with this Amendment shall be in form and substance reasonably satisfactory to the Administrative Agent.

4.           Reference to and Effect on the Loan Documents; Limited Effect.  On and after the date hereof and the satisfaction of the conditions contained in Section 4 of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby.  The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Bank or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provisions of any of the Loan Documents.  Except as expressly amended herein, all of the provisions and covenants of the Credit Agreement and the other Loan Documents are and shall continue to remain in full force and effect in accordance with the terms thereof and are hereby in all respects ratified and confirmed.

5.           Representations and Warranties.  The Borrower, as of the date hereof and after giving effect to this Amendment, hereby confirms, reaffirms and restates the representations and warranties made by it in Article VI of the Credit Agreement and otherwise in the Loan Documents to which it is a party (except for those representations or warranties or parts thereof that, by their terms, expressly relate solely to a specific date, in which case such representations and warranties shall be true and correct in all material respects as of such specific date); provided that each reference to the Credit Agreement therein shall be deemed to be a reference to the Credit Agreement after giving effect to this Amendment.

6.           Costs and Expenses.  The Borrower agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent.

7.           Counterparts.  This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts (which may include counterparts delivered by facsimile transmission) and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  Any executed counterpart delivered by facsimile transmission shall be effective as an original for all purposes hereof.  The execution and delivery of this Amendment by any Bank shall be binding upon each of its successors and assigns (including Transferees of its Commitments and Loans in whole or in part prior to effectiveness hereof) and binding in respect of all of its Commitments and Loans, including any acquired subsequent to its execution and delivery hereof and prior to the effectiveness hereof.

8.           GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first written above.

CENTERPOINT ENERGY, INC.
By:	/s/ Marc Kilbride
Name: Marc Kilbride
Title: Vice President & Treasurer
JPMORGAN CHASE BANK, N.A., as Administrative Agent and as a Bank

By:	/s/ Rob Traband
Name: Rob Traband
Title: Executive Director

HOU03:1176555.1

Signature Page
First Amendment to CenterPoint Credit Agreement

Bank of America, N.A., as a Bank

By:	/s/ Richard L. Stein
Name: Richard L. Stein
Title: Senior Vice President

HOU03:1176555.1

Signature Page
First Amendment to CenterPoint Credit Agreement

BARCLAYS BANK PLC, as a Bank

By:	/s/ Alicia Borys
Name: Alicia Borys
Title: Manager

HOU03:1176555.1

Signature Page
First Amendment to CenterPoint Credit Agreement

DEUTSCHE BANK AG NEW YORK BRANCH, as a Bank

By:	/s/ Ming K. Chu
Name: Ming K. Chu
Title: Vice President

By:	/s/ Heidi Sandquist
Name: Heidi Sandquist
Title: Vice President

HOU03:1176555.1

Signature Page
First Amendment to CenterPoint Credit Agreement

WACHOVIA BANK, N.A as a Bank

By:	/s/ Henry R. Biedrzycki
Name: Henry R. Biedrzycki
Title: Director

HOU03:1176555.1

Signature Page
First Amendment to CenterPoint Credit Agreement

ABN AMRO Bank, N.V., as a Bank

By:	/s/ James L. Moyes
Name: James L. Moyes
Title: Managing Director

By:	/s/ R. Scott Donaldson
Name: R. Scott Donaldson
Title: Director

HOU03:1176555.1

Signature Page
First Amendment to CenterPoint Credit Agreement

The Bank of Nova Scotia, as a Bank

By:	/s/ Gordon Eadon
Name: Gordon Eadon
Title: Managing Director

HOU03:1176555.1

Signature Page
First Amendment to CenterPoint Credit Agreement

CREDIT SUISSE, CAYMAN ISLANDS BRANCH, as a Bank

By:	/s/ James Moran
Name: James Moran
Title: Managing Director

By:	/s/ Nupur Kumar
Name: Nupur Kumar
Title: Associate

HOU03:1176555.1

Signature Page
First Amendment to CenterPoint Credit Agreement

The Royal Bank of Scotland, plc ,as a Bank

By:	/s/ Belinda Tucker
Name: Belinda Tucker
Title: Senior Vice President

HOU03:1176555.1

Signature Page
First Amendment to CenterPoint Credit Agreement

UBS Loan Finance LLC, as a Bank

By:	/s/ Irja R. Otsa
Name: Irja R. Otsa
Title: Associate Director

By:	/s/ Richard L. Tavrow
Name: Richard L. Tavrow
Title: Director

HOU03:1176555.1

Signature Page
First Amendment to CenterPoint Credit Agreement

CITIBANK, N.A, as a Bank

By:	/s/ Nietzsche Rodricks
Name: Nietzsche Rodricks
Title: Vice President

HOU03:1176555.1

Signature Page
First Amendment to CenterPoint Credit Agreement

LEHMAN BROTHERS BANK, FSB, as a Bank

By:	/s/ Janine M. Shugan
Name: Janine M. Shugan
Title: Authorized Signatory

HOU03:1176555.1

Signature Page
First Amendment to CenterPoint Credit Agreement

Bank of Tokyo-Mitsubishi UFJ, Ltd., as a Bank

By:	/s/ Kevin Cullen
Name: Kevin Cullen
Title: Authorized Signatory

HOU03:1176555.1

Signature Page
First Amendment to CenterPoint Credit Agreement

HSBC BANK USA, NATIONAL ASSOCIATION, as a Bank

By:	/s/ Jennifer Diedzic
Name: Jennifer Diedzic
Title: Vice President

HOU03:1176555.1

Signature Page
First Amendment to CenterPoint Credit Agreement

Royal Bank of Canada, as a Bank

By:	/s/ Linda M. Stephens
Name: Linda M. Stephens
Title: Authorized Signatory

HOU03:1176555.1

Signature Page
First Amendment to CenterPoint Credit Agreement

Wells Fargo Bank, National Association, as a Bank

By:	/s/ Scott D. Bjelde
Name: Scott D. Bjelde
Title: Senior Vice President

HOU03:1176555.1

Signature Page
First Amendment to CenterPoint Credit Agreement

First Commercial Bank, New York Agency, as a Bank

By:	/s/ Yu-Mei Hsiao
Name: Yu-Mei Hsiao
Title: Assistant General Manager

HOU03:1176555.1

Signature Page
First Amendment to CenterPoint Credit Agreement

Comercia Bank, as a Bank

By:	/s/ Joey Powell
Name: Joey Powell
Title: Vice President

HOU03:1176555.1

Signature Page
First Amendment to CenterPoint Credit Agreement

THE NORTHERN TRUST COMPANY, as a Bank

By:	/s/ Keith Burson
Name: Keith Burson
Title: Vice President

HOU03:1176555.1

Signature Page
First Amendment to CenterPoint Credit Agreement

SUNTRUST BANK, as a Bank

By:	/s/ Andrew Johnson
Name: Andrew Johnson
Title: Director

HOU03:1176555.1

Signature Page
First Amendment to CenterPoint Credit Agreement

MORGAN STANLEY BANK, as a Bank

By:	/s/ Daniel Twenge
Name: Daniel Twenge
Title: Authorized Signatory

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